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                                                                    EXHIBIT 99.1

                        [REDWOOD TRUST, INC. LETTERHEAD]

                                 March 25, 2005

TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:

      RE: Sequoia HELOC Trust 2004-1, HELOC Asset Backed Notes; Indenture dated as of June 1, 2004, between Sequoia HELOC Trust 2004-1 and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee (the "Trustee"), (the "Indenture");
            Annual Statement as to Compliance by the Issuer

Ladies and Gentlemen:

      Pursuant to Section 3.9 of the Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA Section 314(a)(4), the undersigned officer of Redwood Trust, Inc. (the "Manager"), as manager under the Management Agreement dated June 1, 2004 between Manager, Sequoia HELOC Trust 2004-1 and the Trustee, hereby certifies as to the following:

      1. a review of the fulfillment by the Issuer of its obligations under the Indenture during the preceding fiscal year has been made under the direct supervision of the undersigned officer and to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period; and

      2. there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.

                                             Very truly yours,

                                             SEQUOIA HELOC TRUST 2004-1

                                             By: Redwood Trust, Inc., as Manager

                                               /s/ John Isbrandtsen
                                             -----------------------------------
                                             Name: John Isbrandtsen
                                             Title: Vice President

PP: SKS
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                                   SCHEDULE A

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, MN  55479
Attention: Sequoia HELOC Trust 2004-1

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951
Attention: Sabrenia L. Fike

Moody's Investors Services
99 Church Street
New York, NY  10007

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.
55 Water Street
New York, NY  10041
Attention:  Asset Backed Surveillance Department

Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention:  Managing Director